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                                                                     EXHIBIT 21

                       SUBSIDIARIES OF BENCHMARK ELECTRONICS, INC.


SUBSIDIARIES OF BENCHMARK ELECTRONICS, INC.

BEI Electronics Ireland Ltd., a Republic of Ireland private limited company Benchmark Electronics FSC, Inc., a Barbados corporation
Benchmark Electronics Huntsville Inc., an Alabama corporation
Benchmark Electronics Corp., a Delaware corporation
AVEX Holdings, Inc., a Delaware corporation
Benchmark Electronics AB, a Sweden corporation
Benchmark Electronics Pte. Ltd., a Singapore corporation
AVEX Constitution, Inc., a Delaware corporation
AVEX Liberty, Inc., a Delaware corporation
Benchmark Electronics de Mexico, S. de R.L. de C.V., a Mexico corporation Benchmark Electronics Servicios, S. de R.L. de C.V., a Mexico corporation AVEX International Corporation, an Alabama corporation
Benchmark Electronics Ltda, a Brazil corporation
Benchmark BV Holdings, Inc., a Delaware corporation
Tedok B.V., a Netherlands corporation
Kilbride Holdings B.V., a Netherlands corporation
Benchmark Electronics Scotland Limited, a Scotland corporation
Burle Caribe Holdings Limited, an Ireland corporation
Burle Cayman Holdings Limited, an Ireland corporation
Benchmark Electronics Cork, an Ireland corporation
Benchmark Elektronikai Termekeket Gyarto Fekekisegu Tarsasag
  (Benchmark Elektronikai Kft.), a Hungary corporation
Blitz 01-842 GmbH, a Germany corporation

All subsidiaries are wholly owned, directly or indirectly, by Benchmark Electronics, Inc.